UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) July 04, 2023

INSTADOSE PHARMA CORP.
(Exact name of registrant as specified in its charter)

Nevada	333-216292	81-3599639
(State or other jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

5500 North Service Road. Suite 301 Burlington, Ontario, Canada	L7L 6W6
(Address of registrant’s principal executive office)	(Zip code)

(905) 218-3593

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
N/A	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

On July 4, 2023, Instadose Pharma Corp. (the “Company”) and TetraPharma Royalty Corp. (“TetraPharma”) entered into a share purchase agreement (“Transaction”) pursuant to which the Company agreed to sell to TetraPhrama 100% of the shares of the Company’s wholly owned subsidiary, TetraPharma (Canada) Ltd. (“Instadose Canada”). The purchase price to be payable by TetraPharma in connection with the purchase of Instadose Canada shall consist of the amount of One hundred U.S. Dollars ($100.00) and the assumption and satisfaction of all liabilities of the Company (the “Liabilities”) by TetraPharma.

The closing of this transaction shall take place on the 21st calendar day after the date when the Company files with the U.S. Securities and Exchange Commission an information statement pursuant to Section 14(c) of the Securities Exchange Act of 1934, as amended (the “Closing Date”), regarding an approval of the Transaction by stockholders holding a majority of the common stock of the Company (the “Shareholder Approval”). As of July 6, 2023, the Company has secured the Shareholder Approval.

It was agreed by the parties of the Transaction that:

•	all shareholders of the Company (the “Shareholders”) will be provided with the opportunity to exchange their presently held shares of common stock of the Company for newly issued shares of common stock of TetraPharma on a one-for-one basis (the “Share Exchange”). Details surrounding the Share Exchange shall be subject to the terms and conditions of a share exchange agreement to be approved by the Board and Shareholders and entered into by the Shareholders and TetraPharma. Upon completion of the Share Exchange, both the Company and Instadose Canada will become wholly owned subsidiaries of TetraPharma;

•	the Liabilities of the Company shall be accepted, assumed (or as applicable, retained) and performed, discharged and fulfilled by TetraPharma, in accordance with their respective terms regardless of (i) when or where such Liabilities arose or arise, (ii) whether the facts upon which they are based occurred prior to, on or subsequent to the Closing Date, (iii) where or against whom such Liabilities are asserted or determined or (iv) whether arising from or alleged to arise from negligence, recklessness, violation of law, fraud or misrepresentation by the Company or, as the case may be, any of their past or present respective directors, officers, employees, agents, subsidiaries or affiliates; and

•	following completion of the Transaction, the business functions formerly conducted by the Company, including providing oversight over Instadose Canada, will be continued by TetraPharma. Instadose Canada will continue its own business operations as usual.

Item 8.01. Other Events.

The disclosures set forth in Item 1.01 above are incorporated by reference into this Item 8.01.

In connection with the Transaction and the Share Exchange, the Company and Instadose Canada will be rebranded under the umbrella of “TetraPharma” (the “Rebranding”). Instadose Canada has already changed its corporate name to TetraPharma (Canada) Ltd. The Rebranding will provide the Company and Instadose Canada with a corporate name that is more suggestive of the business of the Company and Instadose Canada. The officers and directors of the Company are expected to assume their identical roles as officers and directors of TetraPharma.

The foregoing summary does not purport to be complete and is qualified in its entirety by the Share Purchase Agreement, a copy of which is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
10.1	Share Purchase Agreement by and between TetraPharma Royalty Corp. and Instadose Pharma Corp. dated July 4, 2023

2

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

INSTADOSE PHARMA CORP.

Date: July 07, 2023	By:	/s/ Antonio Franchino
Antonio Franchino
Chief Executive Officer

3